UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

Commercial Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-27894	34-1787239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 294-5781

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 12, 2017, the Board of Directors of Commercial Bancshares, Inc. (the “Company”) declared a dividend of $0.25 per share payable on February 8, 2017 to shareholders of record on January 31, 2017. This dividend is for the first Quarter, 2017 and was declared in connection with the pending merger of the Company with First Defiance Financial Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANCSHARES, INC.

By:	/s/ David J. Browne
David J. Browne
Its: Corporate Secretary

Dated: January 23, 2017